Exhibit 5.2

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December 31, 2009

China Networks International Holdings Ltd.
9 Dong San Huan Zhong Lu, Suite 1101
Chaoyang District, Beijing, 100020
P. R. China

Ladies and Gentlemen:

We have acted as special counsel to China Networks International Holdings Ltd., a company organized under the laws of the British Virgin Islands (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-3 (the “Registration Statement”), which includes a form of prospectus (the “Prospectus”), with respect to (i) the issuance by the Company of up to 10,464,400 ordinary shares in the Company, with a par value of $0.0001, of which (a) 8,044,400 are issuable upon the exercise of outstanding warrants originally issued in an initial public offering by Alyst Acquisition Corp. (“Alyst”), the Company’s immediate predecessor, pursuant to a prospectus dated June 29, 2007, (b) 1,820,000 are issuable upon the exercise of outstanding insider warrants (the “Insider Warrants”) issued by Alyst in a private placement to the original sponsors, officers and directors of Alyst, and their respective affiliates, and subsequently transferred to their current holders, (c) 300,000 are issuable upon the exercise of the unit purchase option (the “Unit Purchase Option”), issued by Alyst to the representatives of the underwriters in Alyst’s initial public offering, each unit underlying the Unit Purchase Option (each, a “Unit”) consisting of one ordinary share in the Company (the “Unit Shares”), with a par value of $0.0001, and one warrant to purchase one ordinary share in the Company, with a par value of $0.0001, at an exercise price of $10.00 per Unit, and (d) 300,000 are issuable upon the exercise of the warrants included in the Units issuable upon exercise of the Unit Purchase Option (the “UPO Warrant Shares”), (ii) the resale of 1,820,000 Insider Warrants, (iii) the resale of 300,000 warrants included as part of the units issuable on exercise of the Unit Purchase Option (the “UPO Warrants”), and (iv) the resale of up to 5,403,488 ordinary shares in the Company, with a par value of $0.0001, of which, (a) 1,820,000 are issuable on exercise of the Insider Warrants, (b) 2,983,488 were acquired or received in connection with the consummation of the Company’s business combination with China Networks Media, Ltd., (c) 300,000 are Unit Shares and (d) 300,000 are UPO Warrant Shares.

In rendering the opinions set forth herein, we have examined and relied upon originals or copies of such agreements, documents, certificates and records of the Company that we deemed necessary and relevant for the purpose of expressing the opinion set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies.  As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

U.S. practice conducted through McDermott Will & Emery LLP.
340 Madison Avenue New York New York 10173-1922  Telephone: +1 212 547 5400  Facsimile: +1 212 547 5444   www.mwe.com

China Networks International Holdings Ltd.
December 31, 2009

We are admitted to the Bar in the State of New York.  We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.  In particular, we do not purport to pass on any matter governed by the laws of the British Virgin Islands (“BVI”).

In rendering our opinions below, we have assumed that: (i) the Warrant Agent, Continental Stock Transfer & Trust Company (“Continental”), is and has been duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the Warrant Agreement (as defined below); (ii) the Warrant Agreement, dated as of June 29, 2007, between Continental and Alyst (the “Warrant Agreement”) has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Continental, enforceable against Continental in accordance with its terms; (iii) Continental had and has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement; (iv) the redomestication of Alyst to the BVI through its merger with and into the Company, effective June 26, 2009, pursuant to the laws of the BVI, resulted in the assets of every description, including choses in action and the business of Alyst, immediately vesting in the Company, and the Company becoming liable for all claims, debts, liabilities and obligations of Alyst, (v) the Company is duly incorporated, validly existing and in good standing under the laws of the BVI, and (vi) the Company has all requisite corporate power and authority to authorize the performance of its obligations under the Insider Warrants and the UPO Warrants, and has duly authorized such performance.

Based on the foregoing, we are of the opinion that (i) the Insider Warrants constitute the valid and binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their respective terms and (ii) the UPO Warrants, when issued in accordance with the terms of the Unit Purchase Option and the Registration Statement, will constitute the valid and binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms.

The foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); (b) no opinion is expressed herein as to compliance with any federal or state consumer protection or antitrust laws, rules, or regulations, or any municipal or local laws and ordinances; (c) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws; (d) no opinion is expressed herein as to federal and state laws, regulations and policies concerning (i) a national or local emergency, (ii) possible judicial deference to acts of sovereign states, (iii) civil and criminal forfeiture laws, or (iv) conscionability or other provisions that might violate public policy; and (e) no opinion is expressed herein as to (i) survivability or severability provisions, (ii) any provision purporting to make oral modifications will be unenforceable or which limits the applicability of the doctrine of promissory estoppel, (iii) choice of law or venue provisions, (iv) any provision that prohibits assignment by operation of law or in any other respect that may be deemed unreasonable under the circumstances, or (v) any arbitration provisions.

China Networks International Holdings Ltd.
December 31, 2009

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated.  This opinion letter is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

Very truly yours,

/s/ McDermott Will & Emery LLP
McDermott Will & Emery LLP